UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Burton Hills Boulevard, Suite 500 Nashville, Tennessee 37215
(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 30, 2016, the Board of Directors (the “Board”) of Surgery Partners, Inc. (the “Company”) elected Teresa DeLuca to the Board.

Ms. DeLuca will serve as a Class I director, which class will stand for re-election at the 2019 annual meeting of stockholders. The Board also appointed Ms. DeLuca to serve on the Board’s Audit Committee. In connection with the Company’s compliance with the phase-in provisions under NASDAQ Marketplace Rules and the Securities Exchange Act of 1934, Ms. DeLuca will replace Mr. Christopher Laitala on the Audit Committee.

Ms. DeLuca will participate in the Company’s non-employee director compensation program described below. Pursuant to this program, Ms. DeLuca will receive an annual retainer of $75,000 and a grant of non-statutory stock units with a grant date fair market value of $85,000 for serving on the Board, which will be granted as of the date of her appointment.

On September 30, 2016, the Company issued a press release announcing the appointment of Ms. DeLuca to the Board. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 30, 2016 issued by Surgery Partners, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ Michael T. Doyle Michael T. Doyle Chief Executive Officer
Date: September 30, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 30, 2016 issued by Surgery Partners, Inc.